SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities and Exchange Act of 1934

Date of Report: July 1, 2003

Date of earliest event reported: June 30, 2003

MAINE & MARITIMES CORPORATION

(Exact name of registrant as specified in its charter)

Maine

(State or other jurisdiction of

incorporation or organization)

333-103749

(Commission File No.)

30-0155348

(I.R.S. Employer Identification No.)

209 State Street, Presque Isle, Maine 04769

(Address of principal executive offices) (Zip Code)

Registrant's telephone number: 207-762-3626

Maine & Maritimes Corporation

Item 5. Other Events.

Maine Public Service Company Reorganizes Into Holding Company,
and Changes Ticker Symbol on AMEX and Reports Five-Month Earnings

As outlined in the Interim Report to Stockholders, dated July, 1, 2003, and attached hereto as Exhibit 99.1, the reorganization of Maine Public Service Company into a holding company, Maine & Maritimes Corporation, became effective on June 30, 2003. As a result of the reorganization, Maine Public Service Company shares of common stock, formerly traded under the ticker symbol "MAP," are no longer publicly traded, but were automatically converted to Maine & Maritimes Corporation shares on a one-to-one basis. Maine & Maritimes Corporation shares are now traded on the American Stock Exchange under the ticker symbol "MAM."

The Interim Report also contains unaudited Financial Statements for the five-month period ended May 31, 2003.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAINE & MARITIMES CORPORATION

Date: July 1, 2003

By: /s/ J. Nicholas Bayne

J. Nicholas Bayne, President

Exhibit 99.1

Maine & Maritimes Corporation

Interim Report to Stockholders
July 1, 2003

This Interim Report to Stockholders presents consolidated financial results for Maine & Maritimes Corporation's subsidiary, Maine Public Service Company ("MPS"), and its subsidiaries, Energy Atlantic, LLC ("EA") and Maine and New Brunswick Electrical Power Company, Limited, through the five months ended May 31, 2003. Energy Atlantic is scheduled to become a subsidiary of Maine & Maritimes Corporation during July, 2003.

Stockholders Approve Holding Company

During MPS's Annual Meeting of Shareholders, held on May 30, 2003, stockholders voted overwhelmingly to approve its plan to create a holding company structure, under the corporate name of Maine & Maritimes Corporation ("MAM" or the "Company"). Of the shares eligible to vote, 57.07% voted "FOR" the holding company proposal, and 10.19% voted "AGAINST." The reorganization into a holding company structure became effective on June 30, 2003. No change in beneficial ownership resulted from the reorganization, which is described in more detail in the Form S-4/A of Maine & Maritimes Corporation, filed with the Securities and Exchange Commission on April 15, 2003.

Maine Public Service Company is now a separate subsidiary of Maine & Maritimes Corporation. Energy Atlantic, LLC, an unregulated Competitive Electricity Supply company and Maine and New Brunswick Electrical Power Company, Limited, which is an inactive Canadian company, are subsidiaries of MPS. During the month of July, 2003, Energy Atlantic, LLC, will become a subsidiary of the new holding company, Maine & Maritimes Corporation.

Conversion to a holding company structure is part of the Company's overall strategy to create long-term value and ensure market-competitive dividend yields. Through the implementation of a holding company structure, your Board of Directors and management remain committed to a fiscally conservative growth strategy to hedge the impacts of deregulation and generation divestiture, as well as the declining-to-static economy of MPS's northern Maine service area. Our portfolio approach to growth provides for an increased ability to monetize prudent market opportunities, while enabling increased strategy and enterprise risk management.

As a result of reorganization into a holding company, Maine Public Service Company shares, formerly traded under the Ticker Symbol "MAP," are no longer publicly traded. Maine & Maritimes Corporation shares are now traded on the American Stock Exchange under the Ticker Symbol "MAM."

Shares of MPS Common Stock have been automatically converted into the same number of shares of Common Stock of MAM. No exchange of certificates is necessary. However, if you wish, a new certificate can be issued. To obtain a new certificate, please write or call our Transfer Agent:

The Bank of New York
Shareholder Relations Dept. - 11E
PO Box 11258
Church Street Station
New York, NY 10286
Phone: 1-800-524-4458
E-Mail: Shareownersvcs@bankofny.com

For additional information, please visit our new web site at: www.maineandmaritimes.com.  In an effort to keep stockholders and potential investors better informed, we are expanding and enhancing our investor relations Internet presence. The 2002 Annual Report for Maine Public Service Company, Maine & Maritimes Corporation S-4/A Prospectus, President's Annual Meeting Report to Shareholders, webcast from the American Stock Exchange, as well as our expanded corporate governance provisions can now be viewed online.

Highlights Five Months Ended May 31,
(Dollars in Thousands Except Per Share Amounts)
	2003		2002
	MWH	Dollars	MWH	Dollars
Revenues:
Maine Public Service
- Retail	231,294	$13,768	225,987	$13,170
- Other	-	57	-	750
Energy Atlantic
- Competitive Energy Supplier	53,660	2,929	66,121	2,474
- Standard Offer Margin	-	-	629,193	411
Total Revenues	284,954	$16,754	921,301	$16,805

Net Income Available for Common Stock		$1,640		$2,182

Core T&D		1.27		1.30
Holding Company		(0.24)		-
Energy Atlantic		0.01		0.09

Earnings Per Share		$1.04		$1.39

Business Activity Update

During the reporting period, a number of additional key business activities have been undertaken to maintain and increase overall stockholder value. Significant efforts are underway to control overall operating costs of MPS, while seeking to increase revenues through prudent rate increases and economic development. While we remain committed to ensuring the utmost in competitiveness and financial strength of MPS, we have begun aggressive efforts to execute our overall growth strategy for Maine & Maritimes Corporation. These efforts involve careful evaluation of market opportunities within those business areas previously defined and more fully described during our webcast from the American Stock Exchange and in the MPS 2002 Annual Report. As previously noted, these items may be viewed on our web site. Given current market conditions, we are encouraged by the number of economic opportunities within those target sectors identified by the Company. All opportunities that the Company may wish to pursue are being scrutinized on a conservative basis, reflecting our continuing commitment to a fiscally conservative approach to business.

Maine Public Service

· Developed and filed an Alternative Rate Plan (ARP) - MPUC Docket No. 2003-85. On March 6, 2003, following a series of informal meetings with the Office of Public Advocate and the Maine Public Utilities Commission ("MPUC"), MPS submitted its formal Request for Approval of an Alternate Rate Plan ("ARP"). The proposal is a seven-year distribution rate plan with a target for implementation on or before July 1, 2003. The ARP is an alternative form of regulating MPS's distribution assets allowing for an increased correlation between performance and allowable return on equity. The ARP has numerous components, all of which have been designed to fit together as an integrated whole that will allow MPS to continue to meet the unique needs of its northern Maine customers, while protecting stockholder interests. Its key proposed components include: an inflation index and productivity offset; an adjustment for the treatment of extraordinary costs MPS may incur; an interest expense adjustment; an economic conditions adjustment; a shareholder earnings sharing mechanism; pricing flexibility; reliability safety and service quality indices; and a sharing mechanism for non-core revenues. The proposed structure, if approved, provides potential earnings upside for stockholders, subject to MPS's achievement of specific customer-centric service quality indices. A proposed distribution rate increase of 8.9% has also been requested. At this time, MPS cannot predict the nature or the outcome of any decision or ruling by the MPUC in this proceeding.

· 2003 Open Access Transmission Tariff ("OATT") Filing. MPS received final agreement from the Federal Energy Regulatory Commission ("FERC") on its 2002 OATT in March 2003. MPS has begun negotiations with FERC and intervenors in conjunction with its annual 2003 OATT Formula Rate filing. The initial notification for the 2003 OATT filing was filed with FERC on March 31, 2003. In its 2003 OATT filing, MPS has provided the proposed changes to its OATT Formula Rate to the intervening parties and FERC staff. MPS believes that the Formula Rate continues to produce reasonable results; however, it is recommending minor modifications. MPS is hopeful it will reach agreement with the parties on the OATT Formula Rate prior to June 30, 2003. If MPS, the intervenors, and FERC staff are unable to reach a stipulated agreement, the matter may be submitted to FERC for a formal proceeding. MPS expects that its overall transmission rate will increase. MPS cannot predict the exact outcome or timing of any decision or ruling by FERC regarding this filing.

· Implementation of Integrated Asset Management ("IAM") Program. In order to control capital expenditures, control operating costs, and improve service reliability, MPS is implementing a unique approach to asset management and resource-centered maintenance. As a part of the migration to IAM, MPS's Power Delivery group has been further divided into two different groups: (1) Field Services and Engineering and (2) Asset Management. Under this organizational model, Field Services is responsible for service delivery, while Engineering and Asset Management are responsible for optimizing all transmission and distribution assets. The overall program involves a new emphasis on "in-sourcing" vegetation management and transmission construction, while decentralizing crews to reduce "windshield time" and increase response time. Additionally, a unique Field Inspection and Quality Control team is being established to provide ongoing information concerning asset conditions, forming an improved foundation for deployment of maintenance dollars, and overall system planning. Unlike those asset management programs focused primarily on "out-sourcing," MPS's approach ensures that its crews remain employed and productive, and that it has the number of crews essential for handling emergency outage situations. In-sourcing and new ways to increase the efficient operation of a transmission and distribution utility are part of a long-term partnering commitment between MPS's management and labor. These initiatives include an "adopt a circuit" program, wherein specific crews become responsible for the reliability of a specific portion of the MPS system, aligning incentives with performance.

· Increased Commitment to Economic Development. MPS is undertaking significant steps to enhance its economic development efforts in support of load growth and overall enhancement of the service area by (a) initiating the creation of a new regional public-private initiative, and (b) increasing the area's focus on existing business retention and business recruitment. Building on the new sense of cooperation and collaboration between the private and public sectors, MPS is partnering with the Northern Maine Development Commission to implement highly targeted and results-oriented initiatives. While MPS is highly focused on cost containment and enhanced productivity, economic development is the primary means for increasing total revenues of the utility.

Energy Atlantic

EA continues to evaluate southern and central Maine, as well as other New England unregulated retail electricity markets concerning the market viability for non-generation-owning Competitive Electricity Suppliers. Management of EA believes that the ongoing decline of the wholesale electricity trading industry will continue to make it extremely difficult to find wholesale suppliers with reasonable credit and mark-to-market risk expectations. Given our desire to not accept exposure to electricity commodity risks, EA has not found a wholesale partner to allow its expanded retail marketing efforts within southern and central Maine, as well as other New England markets with acceptable risk profiles.

As previously stated, the expiration of EA's sales of Standard Offer Service ("SOS") in Central Maine Power Company's ("CMP's") service territory will continue to adversely impact EA's revenues and net income and, correspondingly, earnings. In 2002, EA realized a SOS margin in CMP's service territory of approximately $5.8 million. The Company continues to review EA's current and future business model, which may include a possible exit from the Competitive Electricity Supply (CES) market. On February 24, 2003, EA announced its intent to withdraw from serving new retail electricity markets in northern Maine due to concerns over a lack of wholesale market liquidity and profitability in that market. EA will continue to serve its existing customer contracts in northern Maine until they expire in February, 2004. The Company will continue to evaluate EA's participation in the CES market by assessing, among other things, EA's ability to establish wholesale supply on a conservative and prudent credit and risk basis.

Election of Directors and Officers

During the Maine Public Service Company Annual Stockholders Meeting, held on May 30, 2003, its stockholders elected the following Class I Directors for terms expiring in 2006: Robert E. Anderson (for re-election), Michael W. Caron (for election), and Nathan L. Grass (for re-election). David N. Felch (for re-election from Board appointment) was elected as a Class II Director, with a term expiring in 2004. Mr. Caron and Mr. Felch have been assigned to the Pension and Benefits Committee and the Audit Committee, strengthening the level of financial expertise of both Board committees. Mr. Grass is Chairperson of the Performance and Compensation Committee and is a member of the Corporate Governance and Strategic Planning Committees. Mr. Anderson is Chairperson of the Pension and Benefits Committee and is a member of the Strategic Planning Committee.

Also on May 30, 2003, in MPS's Board of Directors meeting, its Directors elected officers to serve until the next annual election of officers and until their successors have been duly chosen and qualified. Those elected are as follows: G. Melvin Hovey, Chairman of the Board; J. Nicholas Bayne, President and Chief Executive Officer; Kurt A. Tornquist, Senior Vice President, Chief Financial Officer, and Treasurer; Larry E. LaPlante, Vice President, Chief Accounting Officer, Controller, Clerk, Asst. Treasurer and Asst. Secretary; Michael A. Thibodeau, Vice President, Compliance and Risk Management; Brent M. Boyles, Senior Vice President, Operations; William L. Cyr, Vice President, Engineering and Asset Management; Scott L. Sells, General Counsel, Secretary, and Assistant Clerk; and John P. Havrilla, Vice President, Business Development and Unregulated Businesses.

As a result of decisions made in connection with the formation of the holding company, each director initially will hold a position on the Board of Directors of both MPS and Maine & Maritimes Corporation.

Dividend

During the Maine Public Service Company Board of Directors meeting held on May 30, 2003, the Board of Directors of MPS declared a regular quarterly dividend of $.37 per share (annualized rate of $1.48 per share) on the Company's Common Stock payable July 1, 2003, to shareholders of record as of June 16, 2003.

Maine Public Service and Subsidiaries Condensed Balance Sheets (Unaudited)
(Dollars in Thousands)
	May 31,
	2003	2002
Assets
Net Utility Plant & Investments	$53,016	$50,649
Current Asset	9,975	14,557
Regulatory Assets	66,282	67,421
Other	3,838	7,522
	$133,111	$140,149
Capitalization and Liabilities
Total Common Equity	$47,516	$43,818
Long-Term Debt	30,680	31,965
Total Capitalization	78,196	75,783
Current Liabilities	7,474	15,414
Maine Yankee Decommissioning	20,943	21,676
Deferred Credits and Income Taxes	26,291	25,270
Gain on Asset Sale	-	1,942
Other	207	64
	$133,111	$140,149

Maine Public Service and Subsidiaries Condensed Consolidated Income Statements (Unaudited)
	Five Months Ended
(Dollars in Thousands Except Per Share Amounts)	May 31,
	2003	2002
Operating Revenues	$16,754	$16,805
Operating Expenses
Energy Supply	2,421	2,063
T&D Operation and Maintenance	5,410	5,304
Depreciation and Amortization	1,194	1,190
Amortization of Stranded Costs	3,918	3,930
Federal, State, Local, and Other Taxes	1,613	2,032
Operating Income	2,198	2,286
Other Income	(490)	135
Income Before Interest Charges	1,708	2,421
Interest Charges	68	239
Net Income Available for Common Stock	$1,640	$2,182
Earnings Per Share of Common Stock	$1.04	$1.39
Average Shares Outstanding (000's)	1,574	1,574

 Earnings

Maine Public Service Company's earnings per share for the five months ended May 31, 2003, were $1.04 per share based upon net income of $1,640,000 and 1,574,000 average shares outstanding. For the same period in 2002, the earnings per share were $1.39 per share, based upon net income of $2,182,000 and 1,574,000 average shares outstanding. Earnings based on the performance of EA decreased by $.08 per share to $ .01 per share, compared to $.09 per share for the first five months of 2002. As previously reported in filings with the Securities and Exchange Commission ("SEC"), EA provided SOS within CMP's service area until February 28, 2002, when the term of EA's SOS contract expired, and the SOS arrangement was re-bid and awarded to another competitive bidder.

During 2003, anticipated expenses associated with seeking various regulatory approvals and incremental organization costs associated with the formation of the new holding company reduced earnings by $.24 per share. As mentioned in the "Stockholders Approve Holding Company" section of this newsletter, the formation of Maine & Maritimes Corporation was approved by the stockholders at the May 30, 2003 Annual Meeting; MAM commenced operations on July 1, 2003.

Core transmission and distribution ("T&D") earnings for Maine Public Service Company decreased by $.03 per share from $1.30 per share for the first five months of 2002, compared to $1.27 for the same period in 2003. In the first quarter of 2002, pursuant to a stranded cost rate order from the Maine Public Utilities Commission, a portion of a refund for nuclear liability insurance for Maine Yankee was recognized, representing $.06 per share. Offsetting this decrease in 2003 earnings compared to 2002 was an increase in normal operating earnings of $.03 per share. Decreases in salaries and benefits, principally as a result of the voluntary early retirement program that was initiated in December of 2002, reductions in interest expenses due to lower short-term interest rates on our variable rate debt, an increase in the carrying charges on stranded costs, and an increase in retail sales of 2.3% primarily due the recent colder than normal winter were partially offset by a reduction in operating revenues, principally wheeling revenues; and an increase in legal, consulting, and regulatory expenses associated with rate filings at the MPUC and FERC and corporate governance in response to the requirements of the Sarbanes-Oxley Act of 2002.

Sincerely,

/s/ J. Nicholas Bayne

J. Nicholas Bayne
President and CEO

Questions Should Be Directed To:

Annette N. Arribas
Director of Investor Relations
Maine & Maritimes Corporation
PO Box 789
Presque Isle, ME 04769-0789
Toll-free in US & Canada: (877) 272-1523
E-Mail: aarribas@maineandmaritimes.com
http://www.maineandmaritimes.com
AMEX Ticker Symbol: MAM

The unaudited consolidated Balance Sheets, Income Statements, and the information presented in this newsletter should be read in conjunction with the 2002 MPS Annual Report, an integral part of the 2002 MPS Form 10-K, and the MPS Form 10-Q filed for the quarter ended March 31, 2003. The Company's significant accounting policies, which are the same as those of MPS, are described in the Notes to Consolidated Financial Statements of the MPS Annual Report filed with the MPS Form 10-K. For interim reporting purposes, these same accounting policies are followed.

Cautionary Statement Regarding Forward-Looking Information:

NOTE: This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934, as amended. Although Maine & Maritimes Corporation (MAM) believes that in making such statements, its expectations are based on reasonable assumptions, any such statement involves uncertainties and risks. MAM cautions that there are certain factors that can cause actual results to differ materially from the forward-looking information that has been provided. The reader is cautioned not to put undue reliance on this forward-looking information, which is not a guarantee of future performance and is subject to a number of uncertainties and other factors, many of which are outside the control of MAM; accordingly, there can be no assurance that such indicated results or events will be realized.

The information herein is qualified in its entirety by reference to factors contained in the Forward-Looking Statement of the Management's Discussion and Analysis of Financial Condition and Results of Operation in Maine Public Service Company's 10-K for the year ended December 31, 2002, and subsequent securities filings, as well as, but not necessarily limited to the following factors: the impact of recent and future federal and state regulatory changes in environmental and other laws and regulations to which MAM and its subsidiaries are subject, as well as changes in application of existing laws and regulations; current and future litigation; interest rates; general economic conditions; the performance of projects undertaken by unregulated businesses; the success of efforts to invest in and develop new opportunities; internal restructuring or other restructuring options that may be pursued by MAM or its subsidiaries, including acquisitions or dispositions of assets or businesses, which cannot be assured to be completed or beneficial to MAM or its subsidiaries; financial market conditions; the effects of terrorist incidents; weather; the timing and acceptance of new product and service offerings; general industry trends; changes in business strategy and development plans; capital market conditions and the ability to raise capital; competition; and rating agency actions, among others.